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FOR IMMEDIATE RELEASE

US AIRWAYS ANNOUNCES BOARD OF DIRECTOR CHANGE
  Robert Milton resigns from Board

TEMPE, Ariz., April 19, 2006 - US Airways (NYSE: LCC) today announced that one of its Board members, ACE Aviation Holdings Inc. (ACE) Chairman, President and CEO Robert Milton has resigned his position on the airline's Board of Directors in accordance with the terms of the original Stockholders Agreement entered into between ACE and US Airways. ACE is the parent holding company of Air Canada. The announcement comes following completion of the sale of 1.75 million shares of US Airways Group, Inc. (LCC) shares by ACE to PAR Capital Investment Partners, L.P.

Milton joined the US Airways board in September 2005 as a result of ACE's investment in the new US Airways and its merger with America West. The Company has not announced a replacement and effective with his departure will have 12 members on its Board.

US Airways Chairman, President and CEO Doug Parker said, "We are extremely appreciative of Robert's support of our merger as demonstrated by ACE's initial investment in the new US Airways last fall. Robert is an outstanding executive who was a significant contributor to our board as we worked to establish our integration plan. Most importantly, ACE's investment has brought Air Canada and US Airways together in a productive partnership that includes code sharing, maintenance and ground handling agreements. This relationship will continue and we thank Robert for his vision and support."

"Our participation in the merger of US Airways and America West has proven to be a win-win partnership for ACE and the new US Airways," said Robert Milton, Chairman, President and CEO of ACE Aviation Holdings Inc. "Working with Doug Parker and his team has strengthened my belief that they are amongst the most capable management teams in the industry today. We wish them success as they continue to build a new US Airways and look forward to an ongoing relationship on a range of commercial agreements."

US Airways and America West's recent merger creates the fifth largest domestic airline employing nearly 35,000 aviation professionals. US Airways, US Airways Shuttle and US Airways Express operate approximately 3,800 flights per day and serve more than 230 communities in the U.S., Canada, Europe, the Caribbean and Latin America. This press release and additional information on US Airways can be found at www.usairways.com or www.americawest.com. (LCCG)

FORWARD LOOKING STATEMENTS

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be identified by words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" and similar terms. Such statements include, but are not limited to, statements about the outlook of US Airways Group, Inc. (the "Company"), expected fuel costs, the revenue and pricing environment, expected financial performance, and the benefits of the business combination transaction involving America West Holdings Corporation and US Airways Group, including future financial and operating results, the combined companies' plans, objectives, expectations and intentions, as well as other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties that could cause the Company's actual results and financial position to differ materially from these statements. These risks and additional factors that may affect the future results of the Company are set forth in detail in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and in the filings of the Company with the SEC, which are available at www.usairways.com and www.americawest.com. The Company assumes no obligation to publicly update any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.

-LCC-